Exhibit 2.5
[FORM OF FACE OF CERTIFICATE]
(FORMED
UNDER THE LAWS OF
THE STATE OF
MARYLAND)
7.25% SERIES D CUMULATIVE CONVERTIBLE PERPETUAL PREFERRED SHARES OF BENEFICIAL
INTEREST
PAR VALUE $0.01 PER SHARE
LIQUIDATION PREFERENCE $50.00 PER SHARE
[LOGO OF RAMCO-GERSHENSON PROPERTIES TRUST]
CUSIP # 751452 608
SEE REVERSE FOR
CERTAIN DEFINITIONS,
IMPORTANT NOTICE ON
TRANSFER RESTRICTIONS AND
OTHER INFORMATION
THIS CERTIFIES THAT [SPECIMEN]
is the registered holder of
fully paid and non-assessable 7.25% Series D Cumulative Convertible Perpetual Preferred Shares of Beneficial Interest of the par value of $0.01 per share of RAMCO-GERSHENSON PROPERTIES TRUST (the “Trust”) transferable on the books of the Trust in person or by duly authorized attorney upon surrender of this certificate. These shares are issued under an Amended and Restated Declaration of Trust dated as of October 2, 1997, as such Declaration of Trust may be amended, supplemented and restated from time to time (the “Declaration of Trust”) a copy of which is on file with the Maryland State Department of Assessments and Taxation. The provisions of such Declaration of Trust are hereby incorporated by reference as fully as if set forth herein in their entirety, to all of which provisions the holder hereof by the acceptance hereof agrees. This Certificate is issued by the trustees of the Trust and is not valid until countersigned by the Transfer Agent and Registrar.
WITNESS the facsimile seal of the Trust and the facsimile signatures of its duly authorized officers.
DATED:
COUNTERSIGNED AND REGISTERED:
American Stock Transfer & Trust Company
(New York, N.Y.)
Transfer Agent and Registrar
By

Authorized Signature	Secretary	President
THIS CERTIFICATE IS IN GLOBAL FORM AND IS REGISTERED IN THE NAME OF THE DEPOSITORY

TRUST CORPORATION (“DTC”) OR A NOMINEE THEREOF. THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE TRUST OR THE TRANSFER AGENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[FORM OF REVERSE OF CERTIFICATE]
CLASSES OF SHARES OF BENEFICIAL INTEREST
THE TRUST IS AUTHORIZED TO ISSUE SHARES OF BENEFICIAL INTEREST OF MORE THAN ONE CLASS, CONSISTING OF COMMON SHARES AND ONE OR MORE CLASSES OF PREFERRED SHARES. THE BOARD OF TRUSTEES IS AUTHORIZED TO DETERMINE THE PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF ANY CLASS OF PREFERRED SHARES BEFORE THE ISSUANCE OF SHARES OF SUCH CLASS OF PREFERRED SHARES. THE TRUST WILL FURNISH, WITHOUT CHARGE, TO ANY SHAREHOLDER MAKING A WRITTEN REQUEST THEREFOR, A COPY OF THE DECLARATION OF TRUST AND A WRITTEN STATEMENT OF THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES, CONVERSION OR OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS AND OTHER DISTRIBUTIONS, QUALIFICATIONS AND TERMS AND CONDITIONS OF REDEMPTION OF THE SHARES OF EACH CLASS WHICH THE TRUST HAS THE AUTHORITY TO ISSUE AND, IF THE TRUST IS AUTHORIZED TO ISSUE ANY PREFERRED OR SPECIAL CLASS IN SERIES (i) THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES TO THE EXTENT SET, AND (ii) THE AUTHORITY OF THE BOARD OF TRUSTEES TO SET SUCH RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES. REQUESTS FOR SUCH WRITTEN STATEMENT MAY BE DIRECTED TO THE SECRETARY OF THE TRUST AT ITS PRINCIPAL OFFICE.
RESTRICTIONS ON OWNERSHIP AND TRANSFER
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE TRUST’S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST (A “REIT”) UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE DECLARATION OF TRUST, (i) THE SERIES D PREFERRED SHARES SHALL BE SUBJECT TO ALL OF THE PROVISIONS OF ARTICLE VII OF THE DECLARATION OF TRUST, PROVIDED THAT, SUBJECT TO THE AUTHORITY OF THE BOARD OF TRUSTEES SET FORTH IN SAID ARTICLE VII, THE OWNERSHIP LIMIT (AS SUCH TERM IS USED IN SECTION 7.2.1 OF THE DECLARATION OF TRUST) WITH RESPECT TO THE SERIES D PREFERRED SHARES SHALL BE 100% (RATHER THAN 9.8%) OF THE NUMBER OF THEN OUTSTANDING SERIES D PREFERRED SHARES OR, IF FEWER, THE NUMBER OF SERIES D PREFERRED SHARES THAT, IF THEN CONVERTED BY THE HOLDER INTO COMMON SHARES AS PROVIDED IN THE ARTICLES SUPPLEMENTARY RELATING TO THE SERIES D PREFERRED SHARES, WOULD MAKE SUCH HOLDER OR ANY OTHER PERSON THE OWNER OF A NUMBER OF COMMON SHARES THAT WOULD NOT EXCEED (I) THE OWNERSHIP LIMIT APPLICABLE TO COMMON SHARES AS SET FORTH IN SECTION 7.1 OF THE DECLARATION OF TRUST OR (II) IF ANY EXCEPTED HOLDER LIMIT HAS BEEN CREATED FOR SUCH HOLDER OR OTHER PERSON WITH RESPECT TO COMMON SHARES PURSUANT TO SECTION 7.2.7 OF THE DECLARATION OF TRUST, SUCH EXCEPTED HOLDER LIMIT; (ii) IN ADDITION, NO PERSON, OTHER THAN AN EXCEPTED HOLDER WHO IS NOT CONSIDERED AN INDIVIDUAL FOR PURPOSES OF SECTION 542(a)(2) OF THE CODE SHALL BENEFICIALLY OWN OR CONSTRUCTIVELY OWN (BOTH AS DEFINED IN SECTION 7.1 OF THE DECLARATION OF TRUST) SERIES D PREFERRED SHARES SUCH THAT SUCH PERSON WOULD BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES IN EXCESS OF 9.8% IN VALUE OF THE OUTSTANDING SHARES OF BENEFICIAL INTEREST OF THE TRUST; (iii) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES THAT WOULD RESULT IN THE TRUST BEING “CLOSELY HELD” UNDER SECTION 856(h) OF THE CODE OR OTHERWISE CAUSE THE TRUST TO FAIL TO QUALIFY AS A REIT; AND (iv) NO PERSON MAY TRANSFER SHARES IF SUCH TRANSFER WOULD RESULT IN SHARES OF THE TRUST BEING OWNED BY FEWER THAN 100 PERSONS. ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES WHICH CAUSE OR WILL CAUSE A PERSON TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES IN EXCESS OR IN VIOLATION OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE TRUST. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP ARE VIOLATED, THE SHARES REPRESENTED HEREBY WILL BE AUTOMATICALLY TRANSFERRED TO A CHARITABLE TRUSTEE OF A CHARITABLE TRUST FOR THE BENEFIT OF ONE OR MORE

CHARITABLE BENEFICIARIES. IN ADDITION, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. ALL CAPITALIZED TERMS IN THIS LEGEND HAVE THE MEANINGS DEFINED IN THE DECLARATION OF TRUST, AS THE SAME MAY BE AMENDED, SUPPLEMENTED AND RESTATED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF SHARES OF THE TRUST ON REQUEST AND WITHOUT CHARGE.
The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	— as tenants in common	UNIF GIFT MIN ACT

TEN ENT	— as tenants by the entireties		(Cust.) (Minor)
JT TEN	— as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors Act

(State)
Additional abbreviations may also be used though not in the above list.
For Value Received, ____________________ hereby sell(s), assign(s) and transfer(s) unto
PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE.
____________________ 7.25% Series D Cumulative Convertible Perpetual Preferred Shares of Beneficial Interest represented by the within Certificate, and do hereby irrevocably constitute and appoint ____________________ Attorney to transfer the said shares on the books of the within-named Trust with full power of substitution in the premises.
Dated _________________________

(Sign here)

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17AD-15.